Exhibit 99.1

Tile Shop Announces Special Meeting Results, Stock Split Ratio and Intention to Delist from Nasdaq

MINNEAPOLIS, December 3, 2025 (GLOBE NEWSWIRE) — Tile Shop Holdings, Inc. (Nasdaq: TTSH) (“Tile Shop” or the “Company”), a specialty retailer of natural stone, man-made and luxury vinyl tiles, setting and maintenance materials and related accessories, today announced that, at the special meeting of stockholders of the Company held on December 3, 2025 (the “Special Meeting”), the requisite stockholders of the Company approved an amendment to the certificate of incorporation of the Company, as amended (the “Certificate of Incorporation”), to effect a reverse stock split of the Company’s common stock at a ratio not less than 1-for-2,000 and not greater than 1-for-4,000 (the “Reverse Stock Split” and such proposal, the “Reverse Stock Split Proposal”).

Following the approval of the Company’s stockholders at the Special Meeting, the Company’s Board of Directors approved a ratio of 1-for-3,000 for the Reverse Stock Split followed immediately by a 3,000-for-1 forward stock split of the Company’s common stock (the “Forward Stock Split,” and together with the Reverse Stock Split, the “Stock Splits”). The Company intends to file certificates of amendment to the Certificate of Incorporation with the State of Delaware to effect the Reverse Stock Split, followed immediately by the Forward Stock Split as promptly as practical following the completion of necessary regulatory processes and thereafter intends to file the necessary documents to delist and deregister the Company.

Stockholders who hold fewer than 3,000 shares immediately prior to the Reverse Stock Split will be paid $6.60 in cash, without interest, for each whole share of the Company’s common stock held by them at the effective time of the Reverse Stock Split, and thereafter they will no longer be stockholders of the Company. Stockholders owning more than 3,000 shares of the Company’s common stock at the effective time of the Reverse Stock Split (the “Continuing Stockholders”) will not be entitled to receive any cash for their fractional share interests resulting from the Reverse Stock Split, if any. The Forward Stock Split, which will immediately follow the Reverse Stock Split, will reconvert whole shares and fractional share interests held by the Continuing Stockholders back into the same number of shares of common stock held by such Continuing Stockholders immediately before the effective time of the Reverse Stock Split. As a result of the Forward Stock Split, the total number of shares of the Company’s common stock held by a Continuing Stockholder will not change as a result of the Reverse Stock Split.

As previously announced, the Company is undertaking the Stock Splits in connection with the proposed delisting of its common stock from The Nasdaq Stock Market LLC and the deregistration of its common stock under Section 12(g) of the Securities Exchange Act of 1934, as amended, to avoid the substantial cost and expense of being a public reporting company and to allow the Company to have more time to focus on managing the Company’s businesses and undertaking new initiatives that may result in greater long-term growth and increased stockholder value. The Company anticipates savings exceeding $2.4 million on an annual basis as a result of the proposed deregistration and delisting.

Additional information about the Stock Splits can be found in the Company’s definitive proxy statement on Schedule 14A filed with the Securities and Exchange Commission on November 5, 2025.

About The Tile Shop

The Tile Shop (Nasdaq: TTSH) is a leading specialty retailer of natural stone, man-made and luxury vinyl tiles, setting and maintenance materials, and related accessories in the United States. The Tile Shop offers a wide selection of high-quality products, exclusive designs, knowledgeable staff and exceptional customer service in an extensive showroom environment. The Tile Shop currently operates 140 stores in 31 states and the District of Columbia.

The Tile Shop is a proud member of the American Society of Interior Designers (ASID), National Association of Homebuilders (NAHB), National Kitchen and Bath Association (NKBA), and the National Tile Contractors Association (NTCA). Visit www.tileshop.com. Join The Tile Shop (#thetileshop) on Facebook, Instagram, Pinterest and X, previously known as Twitter.

Forward-Looking Statements

This press release may contain forward-looking statements that are being made pursuant to the Private Securities Litigation Reform Act of 1995, which provides a “safe harbor” for forward-looking statements to encourage companies to provide prospective information so long as those statements are accompanied by meaningful cautionary statements identifying important factors that could cause actual results to differ materially from those discussed in the statement. Such forward-looking statements include statements concerning the timing and effectiveness of the implementation of the Stock Splits and the delisting and deregistration of the Company’s common stock, and the perceived benefits and costs of the proposed delisting and deregistration. Such forward-looking statements are subject to a number of known and unknown risks and uncertainties that could cause actual results, performance or achievements to differ materially from those described or implied in such forward-looking statements. Accordingly, actual results may differ materially from such forward-looking statements. The Company assumes no obligation for updating any such forward-looking statements to reflect actual results, changes in assumptions or changes in other factors affecting such forward-looking statements.

Investor Relations

Email: investorrelations@tileshop.com